UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. 2)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Golfsmith International Holdings, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Explanatory Note

Due to an administrative error, Golfsmith International Holdings, Inc. (the “Company”) inadvertently omitted one nominee director from the proxy card accompanying its definitive proxy statement filed with the Securities and Exchange Commission on March 27, 2009. The Company has attached to this amendment a revised proxy card setting forth each of the Company’s ten nominees for director. The annual report including the proxy statement and notice of annual meeting mailed to the company's shareholders on or about April 2, 2009 was accurate and included the revised proxy card.

c/o National City Bank

Shareholder Services Operations

Locator 5352

P. O. Box 94509

Cleveland, OH 44101-4509

VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free Number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions presented to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone	Vote by Internet	Vote by Mail
Call Toll-Free using a	Access the website and	Return your proxy
Touch-Tone phone:	cast your vote:	in the postage-paid
1-888-693-8683	www.cesvote.com	envelope provided.

Vote 24 hours a day, 7 days a week!

If you vote by telephone or Internet, please do not send your proxy by mail.

If voting by mail, Proxy must be signed and dated below.

Please fold and detach card at perforation before mailing.

GOLFSMITH INTERNATIONAL HOLDINGS, INC.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 5, 2009

This Proxy is solicited by the Board of Directors of Golfsmith International Holdings, Inc.

for use at the Annual Meeting on May 5, 2009.

By signing this proxy, you revoke all prior proxies and appoint Mr. Hanaka and Mr. Wood, and each of them, with each having the full power to appoint his substitute, to represent and to vote all the shares of Common Stock of Golfsmith International Holdings, Inc. you held in your account on March 5, 2009, at the Annual Meeting of Stockholders of Golfsmith International Holdings, Inc., and any adjournment or postponement of such meeting, in the manner specified on this proxy. In their discretion, Mr. Hanaka and Mr. Wood are also authorized to vote upon such other matters as may properly come before the meeting. Management presently is not aware of any such matters to be presented for action.

Dated:	, 2009

Signature

(Signature if held jointly)

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope to National City Bank, PO Box 535300, Pittsburgh, PA 15235, so your shares are represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

Please fold and detach card at perforation before mailing.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

The Board of Directors recommends a vote FOR proposals 1, 2 and 3.

1.	Election of directors

	Nominees:	(1)	Martin Hanaka
		(2)	Robert E. Allen
		(3)	Thomas Berglund
		(4)	Roberto Buaron
		(5)	Glenda Chamberlain
		(6)	James Grover
		(7)	Thomas G. Hardy
		(8)	Marvin E. Lesser
		(9)	James Long
		(10)	Emilio Pedroni

☐ FOR all nominees listed	☐ WITHHOLD AUTHORITY
(except as marked to the contrary below)	to vote for all nominees listed above.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name on the space provided below.)

2.	The ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending January 2, 2010.

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	The approval of an amendment to the Golfsmith 2006 Incentive Compensation Plan to increase the number of shares available for grant from 1,800,000 to 3,300,000.

☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	To consider and transact such other business as may properly come before the meeting or any adjournments thereof.

Continued on the reverse side.